Exhibit 1.A.(7)(a)

(CHUBB GROUP LOGO)
CHUBB GROUP OF INSURANCE COMPANIES
Surety Department, 15 Mountain View Road, P.O. Box 1615,  Warren, NJ
07061-1615
Phone: (908) 903-3485  Facsimile: (908) 903-3666

                                           FEDERAL INSURANCE COMPANY

November 23, 1999

Securities and Exchange Commission
Washington, DC  20549

To Whom It May Concern:

 This letter will confirm that Federal Insurance Company has met the requirements of Proviso (1) under Rule 27(d-2) of the Investment Company Act of 1940 on a monthly basis throughout our fiscal year in connection with the undertaking executed on behalf of Fidelity Distributors Corporation.

    Very truly yours,

    FEDERAL INSURANCE COMPANY

    /s/Gerardo G. Mauriz
       Gerardo G. Mauriz
       Vice President

GGM/dms